Attachment to Form 4

Statement of Joint Filer

Name of Designation Filer:

      Austin W. Marxe

Issuer Name and Ticker on Trading Symbol:

      Adept Technology, Inc. [ADEO]

Statement for Month/Day/Year:

      December 31, 2005

Name and Address of Joint Filer:

      David M. Greenhouse

      527 Madison Avenue, Suite 2600

      New York, New York 10022